EXHIBIT 24.1
POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Mark W. Hianik, Dean Adelman and Stephen J. Smith, and each of them, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Veritiv Corporation, a Delaware corporation (the "Company") to assist the undersigned in satisfying his or her obligations under Section 16 of the Securities Exchange Act and rules and regulations promulgated thereunder, including filing with the Securities and Exchange Commission of an application on Form ID, and filing with the Securities and Exchange Commission of Forms 3, 4 and/or 5 under Section 16, including specifically but without limitation, power and authority to sign the name of the undersigned to such documents, and any amendments and supplements thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      /s/ Lance D. Gebert
  								March 17, 2022